EX-99.B(g) EX


                                   SCHEDULE A

                       PORTFOLIOS OF THE PBHG FUNDS, INC.


     This Custodian Agreement is by and between First Union National Bank and the Fund, on behalf of the following Portfolios:

PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG International Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund


Date:  December 3, 1998

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                                   SCHEDULE A

                       PORTFOLIOS OF THE PBHG FUNDS, INC.


     This Custodian Agreement is by and between First Union National Bank and the Fund, on behalf of the following Portfolios:

PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG International Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund
PBHG New Opportunities Fund


Date:  January 25, 1999